UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant   ☐
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

BAYCOM CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94596
(925) 476-1800
May 12, 2022
Dear Shareholder:
You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of BayCom Corp (the “Company”), to be held on Tuesday, June 21, 2022, at 2:30 p.m. local time, in the Company’s Board Room, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596.
As described in the Notice of Annual Meeting and the accompanying Proxy Statement, at the Annual Meeting, shareholders will be asked to vote on two matters:
(i)
the election of nine persons nominated by the Board of Directors of the Company, to serve as directors of the Company; and

(ii)
the ratification of the Board of Directors’ selection of Moss Adams LLP, independent public accountants, to serve as the independent accounting firm for the Company for the fiscal year ending December 31, 2022.

The Board of Directors recommends that you vote FOR the election of each of the director nominees named in the accompanying proxy statement and FOR the ratification of the appointment of Moss Adams LLP.
This year we again are using a U.S. Securities and Exchange Commission rule to furnish our proxy statement, 2021 Annual Report to Shareholders (“Annual Report”) and proxy card over the Internet to shareholders. This means that shareholders will not receive paper copies of these documents. Instead, shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. This rule allows us to lower the costs of delivering the annual meeting materials and reduce the environmental impact of the meeting. If you would like to receive a copy of the printed materials, the notice contains instructions on how you can request printed copies of these documents.
Your vote is important.   We hope that you will be able to attend the Annual Meeting. In addition to voting on the two matters to be voted on at the Annual Meeting, we will also discuss the operations of the Company and answer any questions you may have. Regardless of whether you plan to attend the Annual Meeting, please read the enclosed proxy statement and then vote by submitting your proxy as promptly as possible. Voting as early as possible will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.
Thank you for your attention to this important matter.
Sincerely yours,

Lloyd W. Kendall, Jr. Chairman of the Board	George J. Guarini President and Chief Executive Officer

500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94596
(925) 476-1800
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 21, 2022
NOTICE IS HEREBY given that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of BayCom Corp (the “Company”) will be held at 2:30 p.m. local time, on Tuesday, June 21, 2022, in the Company’s Board Room, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California for the following purposes, as more fully described in the accompanying proxy statement:
1.
To elect the following nine nominees to the Company’s Board of Directors: James S. Camp; Harpreet S. Chaudhary; Keary L. Colwell; Rocco Davis; George J. Guarini; Lloyd W. Kendall, Jr.; Janet L. King; Robert G. Laverne, MD; and Syvia L. Magid;

2.
To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

3.
such other matters as may properly come before the Meeting, or any adjournments or postponements of the Annual Meeting.

Only shareholders of record as of the close of business on April 22, 2022 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.
The Board of Directors of the Company unanimously recommends that you vote “FOR” the election of the nine (9) director nominees named in the enclosed Proxy Statement and “FOR” the ratification of the appointment of Moss Adams LLP, as the independent accounting firm for the Company for the fiscal year ending December 31, 2022.
Nominations for election of members of the Company’s Board of Directors may be made by the board or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the President of the Company by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the Annual Meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.
By Order of the Board of Directors
Keary L. Colwell
Director, Senior Executive Vice President and Secretary
Walnut Creek, California
May 12, 2022

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting to Be Held on June 21, 2022.

BayCom Corp’s proxy statement, Annual Report to Shareholders and electronic proxy card are available on the Internet at www.annualgeneralmeetings.com/BayCom.

You are encouraged to review all of the information contained in the proxy statement before voting.

PROXY STATEMENT
BayCom Corp
500 Ygnacio Valley Road, Suite 200
Walnut Creek, California 94596
(925) 476-1800

ANNUAL MEETING OF SHAREHOLDERS
JUNE 21, 2022

General
This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of BayCom Corp, a California corporation (the “Company,” “BayCom,” “we,” “us,” “our”), of proxies to be used at our Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Tuesday, June 21, 2022 at 2:30 p.m. local time, in the Company’s Board Room, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, and all adjournments and postponements of the Annual Meeting.
The accompanying Notice of Annual Meeting and proxy and this Proxy Statement are first being made available to shareholders on or about May 12, 2022.
At the Annual Meeting, holders of the Company’s common stock, no par value (the “Common Stock”), will be asked to act on the following proposals:
Proposal One:
To elect all nine persons nominated by the Board of Directors of the Company to serve as directors of the Company until the 2023 Annual Meeting of Shareholders and until their successors are elected and have been qualified.

Proposal Two:
To ratify the Board of Directors’ selection of Moss Adams LLP, independent public accountants, as the independent accounting firm for the Company for the fiscal year ending December 31, 2022.

In their discretion, the holders of proxies will have discretion to vote on any other matters that may properly come before the Annual Meeting. At this time, the Board of Directors is not aware of any other matters that will come before the Annual Meeting for action by the shareholders.
Certain information in this Proxy Statement relates to our bank subsidiary, United Business Bank (the “Bank”).
Voting Securities
Only shareholders of record as of the close of business on April 22, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 13,612,614 shares of Common Stock.
Each holder of record of Common Stock is entitled to one vote, whether voted in person or by proxy, for each share of the Common Stock held as of the Record Date, except shareholders may have cumulative voting rights with respect to the election of directors.
Cumulative voting for directors allows a shareholder to cast for any candidate a number of votes greater than the number of votes that the shareholder normally is entitled to cast. A shareholder may cumulate votes either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among as many candidates as the shareholder sees fit. No shareholder can cumulate votes unless, prior to the Annual Meeting, the shareholder has given notice of the intent to cumulate. If any shareholder has given notice to cumulate, then all shareholders may cumulate their votes for candidates in nomination. The nine (9) candidates receiving the highest number of votes shall be elected. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which case it may cumulate votes for election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as it may determine in its discretion. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement. If you choose to cumulate your votes, you will need to submit a proxy card or ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting.
If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to any “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. You broker will provide information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.
How to Vote
If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by:
•
Internet.   To vote by Internet, have your Shareholder Control Number from the Notice of Internet Availability of Proxy Materials dated May 12, 2022, in hand; go to https://ipst.pacificstocktransfer.com/pxlogin; and follow the instructions for voting on-line. The deadline for voting by Internet is 11:59 p.m. Pacific Time on June 20, 2022.

•
Mail.   To vote by mail, request a paper copy of the proxy card and related materials, as noted above and on the Notice of Internet Availability of Proxy Materials dated May 12, 2022. Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner. The mailed card must be received by the Company before the start of the annual meeting to be voted.

•
In Person at the Annual Meeting.   If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the Annual Meeting.

If you choose to cumulate your votes, you will need to submit a proxy card or ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. Cumulative voting is not available if you vote using the Internet.
Revoking Your Proxy; Changing Your Vote
You may revoke your proxy at any time before the vote is taken at the annual meeting. If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:
•
voting by the Internet — your latest Internet vote will be counted;

•
signing another proxy with a later date;

•
giving written notice of the revocation of your proxy to the Secretary of BayCom prior to the annual meeting; or

•
voting in person at the annual meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of your proxy.

Any written notice revoking a proxy should be delivered to Agnes Chiu, Assistant Corporate Secretary, BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California 94596. If your shares are held in “street name” through a bank, broker or other nominee, you must follow the instructions on the form you receive from your bank, broker or other nominee with respect to revoking your proxy.

Votes Required
The following paragraphs explain the vote required for each proposal. In each case, a quorum must be present for the vote to be valid. Under the Company’s Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes will be counted as shares that are present or represented at the Annual Meeting for purposes of determining a quorum.
PROPOSAL ONE: ELECTION OF DIRECTORS.   The election of directors will be decided by a plurality of votes cast. Accordingly, the nine nominees receiving the highest number of “For” votes will be elected. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded from the vote and will have no effect on the outcome of the election of directors. Similarly, broker non-votes will have no effect on the outcome of the election of directors.
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM FOR 2022.   The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm must receive a “For” vote from the holders of a majority of the shares of our Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “Against” votes. Brokers and other nominees generally will have discretionary authority to vote on this proposal because it is considered a routine matter under the rules of The NASDAQ Stock Market (“NASDAQ”) and, therefore, we do not expect broker non-votes with respect to this proposal.
Such other matters, if any, as may properly come before the Annual Meeting will generally require the affirmative vote of the holders of a majority of the shares of Common Stock represented.
Unless otherwise instructed, each valid proxy returned which is not revoked will be voted “FOR” the election as directors of the nominees named in this Proxy Statement and “FOR” the ratification of the selection of the independent accounting firm, and at the proxy holders’ discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting). At this time, the Board of Directors is not aware of any other matters to come before the Annual Meeting.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telephone, facsimile, letter or electronically without additional compensation.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of April 22, 2022, the voting record date for the Annual Meeting, regarding the beneficial ownership of Common Stock by:
•
all persons known by us to own beneficially more than 5% of our outstanding Common Stock;

•
each of our named executive officers;

•
each of our directors (at the Company level); and

•
all of our directors (at the Company level) and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each shareholder listed below is c/o BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California 94596. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding Common Stock.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding
Name of Beneficial Owners Greater than 5% Shareholders
Manulife Financial Corporation	711,276(1)	5.2%
Basswood Capital Management LLC	675,649(2)	5.0%
Directors and Executive Officers
Lloyd W. Kendall, Jr	87,243(3)	*
George J. Guarini	270,592(4)	2.0%
James S. Camp	114,521(3)	*
Harpreet S. Chaudhary	42,700(3)	*
Rocco Davis	4,877(5)	*
Malcolm F. Hotchkiss	18,973(6)	*
Robert G. Laverne, M.D,	113,794(3)	*
Syvia L. Magid	3,657(3)	*
Keary L. Colwell	67,231(7)	*
Janet L. King	74,231(8)	*
All directors and executive officers as a group (13 persons)	867,479(9)	6.4%

(1)
Manulife Financial Corporation (“MFC”) and its indirect, wholly owned subsidiaries, Manulife Investment Management (US) LLC (“MIM”) and Manulife Investment Management Limited (“MIML”) jointly filed a Schedule 13G with the Securities and Exchange Commission (“SEC”) on February 16, 2022, reporting aggregate beneficial ownership of 711,276 shares as of December 31, 2021. MIM reported sole voting and dispositive power with respect to 710,900 shares and MIML reported sole voting and dispositive power with respect to 376 shares. The information contained in this table is derived from such filing. The address of MFC and MIML is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. The address of MIM is 197 Clarendon Street, Boston, MA 02116.

(2)
Basswood Capital Management LLC, Matthew Lindenbaum and Bennett Lindenbaum (collectively, the Basswood Group”) jointly filed a Schedule 13G/A with the SEC on February 14, 2022, reporting shared voting and dispositive power with respect to the aggregate beneficial ownership of 675,649 shares as of December 31, 2021. The information contained in this table is derived from such filing. The address of the Basswood Group is 645 Madison Avenue, 10th Floor, New York, NY 10022.

(3)
Includes 1,322 restricted shares of Common Stock over which the reporting person has sole voting power and no dispositive power.

(4)
Includes 21,952 shares of Common Stock held in Mr. Guarini’s 401(k) Plan over which he has sole dispositive and shared voting power, 73,524 restricted shares of Common Stock over which he has sole voting power and no dispositive power and 126,190 shares of Common Stock that is held by a charitable foundation for which he is a director.

(5)
Includes 610 shares of Common Stock held in a family trust of which Mr. Davis is a co-trustee with his spouse and has shared voting and dispositive power and 330 restricted shares of Common Stock over which Mr. Davis has sole voting power and no dispositive power.

(6)
Includes 1,700 shares owned individually by Mr. Hotchkiss’ wife and 1,322 restricted shares of Common Stock over which Mr. Hotchkiss has sole voting power and no dispositive power. Mr. Hotchkiss will retire from the Board of Directors effective June 21, 2022, the date of the annual meeting of shareholders.

(7)
Includes 22,440 restricted shares of Common Stock over which Ms. Colwell has sole voting power and no dispositive power.

(8)
Includes 22,440 restricted shares of Common Stock over which Ms. King has sole voting power and no dispositive power.

(9)
Includes shares held by directors and executive officers directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes 135,198 restricted shares of Common Stock over which the directors and executive officers have sole voting power and no dispositive power.

PROPOSAL I. ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of 10 members. Effective June 21, 2022, the date of the annual shareholders meeting, Malcolm F. Hotchkiss will retire from the Board of Directors of BayCom and its wholly owned banking subsidiary, United Business Bank. David M. Spatz retired from the Board of Directors of BayCom and United Business Bank effective April 9, 2022. The Board of Directors wishes to thank Messrs. Hotchkiss and Spats for their dedicated service to the Company and the Bank. In connection with the retirements of Messrs. Hotchkiss and Spatz, the size of the Company’s Board will be reduced from 11 members to nine members effective immediately prior to the annual shareholders meeting.
The Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee (the “CGN Committee”), has approved the director nominees identified in the table below, each for a one-year term. If a nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendation of the CGN Committee, may approve. At this time, the Board of Directors knows of no reason why any nominee named in this Proxy Statement may be unable to serve, if elected.
Name	Age	Position(s) Held in the Company	Director Since(1)
Lloyd W. Kendall, Jr.	75	Chairman of the Board	2004
George J. Guarini	68	Director, President and Chief Executive Officer and Director	2004
James S. Camp	70	Director	2004
Harpreet S. Chaudhary	60	Director	2011
Keary L. Colwell	62	Director, Sr. Executive Vice President, Chief Financial Officer and Corporate Secretary	2021
Rocco Davis	63	Director	2017
Janet L. King	59	Director, Sr. Executive Vice President and Chief Operating Officer	2021
Robert G. Laverne, MD	75	Director	2004
Syvia L. Magid	51	Director	2019

(1)
Includes years of service on the Board of Directors of the Bank (formerly known as Bay Commercial Bank).

Board Diversity
On August 6, 2021, the SEC approved amendments to the Listing Rules of the NASDAQ Stock Market (“NASDAQ”) related to board diversity. New Listing Rule 5605(f) (the “Diverse Board Representation Rule”) requires each NASDAQ-listed company, subject to certain exceptions, (1) to have at least one director who self-identifies as female, and (2) to have at least one director who self-identifies as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+, or (3) to explain why the company does not have at least two directors on its board who self-identify in the categories listed above. In addition, new Listing Rule 5606 (the “Board Diversity Disclosure Rule”) requires each NASDAQ-listed company, subject to certain exceptions, to provide statistical information about the company’s board of directors, in a uniform format, related to each director’s self-identified gender, race, and self-identification as LGBTQ+.
Although we are not required to fully comply with the Diverse Board Representation Rule until 2025, we believe we presently meet the requirements of that rule based on the self-identified characteristics of the current members of our Board of Directors. In the matrix below, we have provided the statistical information required by the Board Diversity Disclosure Rule.

Board Diversity Matrix (As of April 29, 2022)
	Female		Male
Total Number of Directors		10*
Part I: Gender Identity
Directors	3		7
Part II: Demographic Background
Alaskan Native or American Indian	1
Asian			1
White	2		6
Two or More Races or Ethnicities	1**

*
Effective as of June 21, 2022, the date of the annual meeting of shareholders, the total number of directors will be nine as a result of the retirement of one director (who self-identified as Male and White).

**
One director self-identified as American Indian and White.

In addition, the State of California has enacted two statutes on the subject of board diversity that apply to all publicly held companies whose principal executive offices are located in California. In 2018, SB 826 was adopted whereby such companies whose boards of directors have six or more members were required to have at least one female director by the end of 2019 and are required to have at least three female directors by the end of 2021. In 2020, AB 979 was adopted which requires all publicly held corporations headquartered in California to diversify their boards of directors with directors from “underrepresented communities.” Similar to Nasdaq Rule 5605(f), AB 979 defines “director from an underrepresented community as “ an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian or Alaska Native, or who self identifies as gay, lesbian, bisexual or transgender.” Companies must have at least one director from an underrepresented community on their boards by December 31, 2021, and companies with nine or more directors must have at least three such directors on their boards by December 31, 2022. The same individual may count for the purposes of both gender and underrepresented community diversity. The Company believes that it is presently in compliance with the diversity requirements imposed by the two State of California statutes summarized above. On April 1, 2022, a California Superior Court ruled that the California law AB 979 requiring certain boardroom quotas of underrepresented communities is unconstitutional under the California Constitution. The full impact of the ruling cannot be determined at this time and is subject to appeal.
Business Background of Our Directors
The business experience of each director and director nominee of BayCom for at least the past five years and the experience, qualifications, attributes, skills and area of expertise of each director that supports his or her service as a director are set forth below. Unless otherwise indicated, the director has held his or her position for at least the past five years.
Lloyd W. Kendall, Jr.:   Mr. Kendall is a lawyer, practicing in the Bay Area since 1978 and specializing in real estate and tax law. His specialty is tax-free exchanges and related areas of the law. He received much of his tax law education through his employment with the U.S. Treasury Department, Internal Revenue Service. Mr. Kendall formed and owned Lawyers Asset Management, Inc., acting as “Qualified Intermediary” for tax-free exchanges under Section 1031(a) of the Internal Revenue Code, until 2006 when his company merged with Commercial Capital Bank. He also served as tax counsel for several title companies and was the President of Equity Investment Exchange, Inc., a competitor owned by Mercury Title Companies of Colorado. He has lectured extensively throughout the U.S. providing continuing education for lawyers and realtors. Mr. Kendall’s qualifications to serve as a member of our Board of Directors include extensive experience in the areas of real estate and tax matters.

George J. Guarini:   Mr. Guarini is currently the President and Chief Executive Officer of BayCom and the Bank. Prior to opening the Bank in 2004, Mr. Guarini was the Senior Vice President and Senior Lending Officer of Summit Bank, a community bank headquartered in Oakland, California. In addition to serving as the Senior Vice President and Senior Lending Officer of Summit Bank from 2000 to 2003, Mr. Guarini served as Summit Bank’s acting president between August 2001 and August 2002. From 1994 to 1999, Mr. Guarini enjoyed a career with Imperial Capital based in Glendale, California, where he began as Senior Vice President and was charged with resolving significant loan portfolio weaknesses. In 1995, following a successful initial public offering by ITLA Capital Corporation, parent of Imperial Capital Bank, he was appointed as Chief Lending Officer. In 1997, Mr. Guarini served as the founding Chief Executive Officer of ITLA Funding Corporation, a wholly owned subsidiary of ITLA Capital Corporation. Prior to joining Imperial Capital Bank, Mr. Guarini held the position of Senior Vice President for California Republic Bank from 1991 to 1994. Mr. Guarini earned his Bachelor of Arts degree in Economics from Rutgers University. Mr. Guarini’s qualifications to serve as a member of our Board of Directors include more than 30 years of experience in the banking industry, holding key executive and senior level management positions with national and regional financial institutions.
James S. Camp:   Mr. Camp is the President of the S.A. Camp Companies, a closely held company incorporated in 1932. Mr. Camp has served as the company’s President since 1979. Mr. Camp has over 28 years of bank director experience, having served as a director of California Republic Bank from 1980 to 1994, including as Vice Chairman of the Board and Chairman of the Executive Committee of the Board (1985 – 1992) and as Chairman of the Board (1992 – 1994). Mr. Camp received a B.S. in Finance from the University of Southern California in 1973. In 1976, Mr. Camp was awarded a J.D. degree from the University of Santa Clara School of Law. In 1977, Mr. Camp received an L.L.M. in Taxation from New York University School of Law. Mr. Camp has been a member of the State Bar of California since 1976. Mr. Camp’s qualifications to serve as a member of our Board of Directors include over 38 years of management and advisory experience, as well as over 28 years of service as a bank director.
Harpreet S. Chaudhary:   Mr. Chaudhary is a Certified Public Accountant (CPA) and a Certified Financial Planner (CFP) serving as the president of Area Financial Services, Inc., which provides accounting, wealth planning, tax planning and preparation services for high net worth individuals and small business owners in the Bay Area for over 25 years. Mr. Chaudhary is a California licensed realtor and owns and manages various commercial retail properties. Mr. Chaudhary is actively involved with various Bay Area charities like Pratham, the Fremont Sikh Gurdwara, Genco and the Punjab Cultural society. Mr. Chaudhary is a graduate of the University of Delhi, India. Mr. Chaudhary’s qualifications to serve as a member of our Board of Directors include his extensive knowledge in the areas of accounting, business and real estate.
Keary L. Colwell:   Ms. Colwell is the Senior Executive Vice President, Chief Financial Officer and Corporate Secretary of BayCom. Ms. Colwell has served as the Chief Financial Officer and Corporate Secretary of the Bank since inception in 2004 and is presently also the Bank’s Chief Administrative Officer. Ms. Colwell is a member of the executive management team and is responsible for all aspects of accounting and finance functions including financial reporting, asset liability management, and budget and financial planning. She also oversees the Bank’s risk management process. Prior to joining the Bank, Ms. Colwell was employed by The San Francisco Company and Bank of San Francisco, where she served as the Executive Vice President and Chief Financial Officer from 1996 through the sale of the company in 2001. Ms. Colwell served as the Vice President/Senior Financial Management of First Nationwide Bank from 1988 – 1992. Prior to joining First Nationwide Bank, Ms. Colwell was the Vice President and Controller at Independence Savings and Loan Association. Colwell worked in public accounting after graduating from college. She obtained her Certified Public Accountant license in 1984. Ms. Colwell holds a B.S. degree from California State University, Chico. Ms. Colwell’s qualifications to serve as a member of our Board of Directors include more than 29 years of experience in the banking industry, holding key executive and senior level management positions, as well as her expertise in finance and accounting.
Rocco Davis:   Mr. Davis joined the BayCom Board of Directors in April 2017, following completion of BayCom’s acquisition of First ULB Corp., where Mr. Davis had served on the Board of Directors of First ULB Corp. since 2014. Mr. Davis joined LIUNA, the Laborers’ International Union of North America, in 1980 as a Tri-Fund Field Coordinator and currently serves as a Vice President of LIUNA and on its General Executive Board. He also acts as LIUNA’s Pacific Southwest Regional Manager, which covers the states of Arizona, California, Hawaii, New Mexico and 10 counties in West Texas. He serves as Chairman of the National Alliance for Fair Contracting and serves on numerous other boards. Mr. Davis’ qualifications to serve as a member of our Board of Directors include his over 17 years of management and advisory experience, as well as his prior service on the Board of Directors of a regulated financial institution.
Janet L. King:   Ms. King is the Senior Executive Vice President and Chief Operating Officer of BayCom. Ms. King has served as the Chief Operating Officer of the Bank since its inception in 2004. Ms. King is a member of the executive management team. Prior to joining the Bank, Ms. King was employed by Circle Bank in Novato, California from 1999 – 2004 where she served as the Chief Branch Administrative Officer and was a member of the executive management team. She was responsible for all aspects of operations, including Branch Development, Human Resources, Information Technology and Compliance. Prior to this, Ms. King was the Vice President of Operations for Valencia Bank & Trust in Valencia, California from 1987 – 1998 where she was responsible for Branch Development, Centralized Operations, Information Technology and Deposit Compliance. Ms. King earned her B.S. degree in Business Administration from the University of Phoenix. Ms. King’s qualifications to serve as a member of our Board of Directors include more than 38 years of experience in the banking industry, holding key executive and senior level management positions.
Robert G. Laverne, M.D.:   Dr. Laverne is an anesthesiologist at John Muir Medical Center in Walnut Creek, California. Dr. Laverne is also the founder and Managing Member of New Horizons Properties, LLC, a property development company. Dr. Laverne also served as the Chief Financial Officer of Medical Anesthesia Consultants (1988 – 1994) and at present, is a director of Medical Anesthesia Consultants. Dr. Laverne was the Chairman of the Department of Anesthesiology at John Muir Medical Center from 1989 – 1991 and was Chairman of the John Muir Medical Center Physician Credentials Committee from 1994 – 2001. Dr. Laverne received his M.D. degree from the University of California Medical Center, San Francisco, and his B.A. degree from the University of California at Berkeley. Dr. Laverne’s qualifications to serve as a member of our Board of Directors include his extensive management and advisory experience, holding key board positions, and his experience as a real estate developer.
Syvia L. Magid:   Ms. Magid is a Partner at Fox Rothschild LLP and became a Director of BayCom and the Bank effective December 1, 2019. Prior to that, she was an attorney at MBV Law LLP, which was merged into Fox Rothschild LLP in 2014. She advises and assists clients with entity decisions and entity formation; general corporate matters and governance; winding up and dissolving businesses; and mergers, acquisitions and reorganizations. Prior to that, she was a Partner at Stein Rudser Cohen & Magid LLP. Ms. Magid earned a Juris Doctor degree from Hastings Colleges of the Law at the University of California and a Bachelor of Arts degree from Whittier College. Ms. Magid’s qualifications to serve as a member of our Board of Directors include her extensive legal and business experience.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES AND
CORPORATE GOVERNANCE MATTERS

Corporate Governance Matters
Director Independence.   The rules of the NASDAQ, as well as those of the SEC, impose several requirements with respect to the independence of our directors, including the requirement that at least a majority of the board be “independent” as that term is defined under the applicable rules. Our Board of Directors has undertaken a review of the independence of each director in accordance with these rules. Based on information provided by each director concerning his background, employment and affiliations, our Board of Directors has determined that Lloyd W. Kendall, Jr., James S. Camp, Harpreet S. Chaudhary, Rocco Davis, Robert G. Laverne, M.D. and Syvia L. Magid do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules. In determining the independence of our directors, the Board of Directors considered relationships between the Company and our directors that are not required to be reported under “Transactions With Certain Related Persons,” below, consisting of loans made to and deposit accounts that our directors maintain at the Bank, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.
Board Leadership Structure and Qualifications.   We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders. When considering potential director candidates, we consider, among other factors, the candidate’s character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board of Directors. We also consider the candidate’s service on boards of other companies and whether such service would impair the candidate’s ability to perform responsibly all director duties for BayCom.
Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the CGN Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Guarini serving as our Chief Executive Officer and Mr. Kendall as Chairman of the Board, reinforcing the leadership role of our Board of Directors in its oversight of our business and affairs.
Board’s Role in Risk Oversight.   Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of its committees assuming a different and important role in overseeing the management of the risks we face.
The audit committee of our Board of Directors oversees our enterprise-wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. The audit committee is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting), potential conflicts of interest and engaging as appropriate with the Bank’s risk committee to assess our enterprise-wide risk framework. The compensation committee has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. In particular, our compensation committee, in conjunction with our President and Chief Executive Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The CGN Committee oversees risks associated with the independence of our Board of Directors.
Our senior management is responsible for implementing and reporting to the Board of Directors our risk management processes, including assessing and managing the strategic, operational, regulatory, investment and execution risks we face on a day-to-day basis. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.
The role of our Board of Directors in risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing risk exposure and with our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.
Stock Pledging and Hedging Policies.   BayCom’s “Policy and Procedures Governing Trading in Securities and Confidentiality of Inside Information,” among other things, prohibits the Company’s directors, officers and employees from holding Company securities in a margin account or pledging Company stock as collateral for a loan. In addition, the policy prohibits directors, officers and employees of the Company from using any financial instruments (including without limitation prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities owned by the director, executive officer or employee.
Meetings and Committees of the Board of Directors
Meetings of the Company’s Board of Directors are generally held on a quarterly basis with additional meetings scheduled as the need arises. The membership of the Bank’s Board of Directors is identical to the Company’s Board of Directors, with the exception of (i) Mr. Davis who does not serve as a director of the Bank and (ii) two directors of the Bank who do not serve as a director of the Company. Meetings of the Bank’s Board of Directors are generally held on a monthly basis. For the fiscal year ended December 31, 2021, the Board of Directors of the Company held four regular meetings and five special meetings, and the Board of Directors of the Bank held 11 regular meetings and five special meetings. During fiscal year 2021, no incumbent during his or her term as a director of the Company attended fewer than 75% in the aggregate of the total number of meetings of each Board of Directors and the total number of meetings held by the committees on which he or she served.
Our Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The responsibilities of these committees are described below. Our Board of Directors may also establish such other committees, as it deems appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The following table summarizes the current membership of each of the committees of the Board of Directors. Mr. Hotchkiss is retiring from the Board of Directors effective June 21, 2022, the date of the annual meeting of shareholders. Mr. Spatz, who resigned from the Board of Directors effective April 9, 2022 and is not disclosed in the table below, was serving as the Chair of the Compensation Committee and a member of the Corporate Governance and Nominating Committee prior to his retirement.

Director Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Lloyd W. Kendall, Jr	X	X	X*
George J. Guarini
James S. Camp		X	X
Harpreet S. Chaudhary	X*	X
Keary L. Colwell
Rocco Davis
Malcolm F. Hotchkiss	X	X	X
Janet L. King
Robert G. Laverne, MD	X
Syvia L. Magid

*
Committee Chair

Audit Committee.   The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management. Among other things, the Audit Committee is responsible for:
•
annually reviewing the Audit Committee charter and the committee’s performance;

•
appointing, evaluating and determining the compensation of our independent auditors;

•
reviewing and approving the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues;

•
preparing the Audit Committee report for inclusion in our proxy statement for our annual meeting;

•
reviewing disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

•
assisting the Board of Directors in monitoring our compliance with applicable legal and regulatory requirements;

•
overseeing investigations into complaints concerning financial matters, if any; and

•
reviewing other risks that may have a significant impact on our financial statements.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage, outside legal, accounting or other advisors, as the Audit Committee deems necessary to carry out its duties.
All members of the Audit Committee (i) are independent as defined under NASDAQ Rule 4200(a)(15); (ii) meet the criteria for independence set forth in SEC Rule 10A-3(b)(1); (iii) have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; and (iv) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Chaudhary meets the requirements adopted by the SEC for qualification as an “audit committee financial expert”. During 2021, the Audit Committee held three meetings.

Compensation Committee.   The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The Compensation Committee is responsible for discharging the board’s responsibilities relating to compensation of our executive officers and directors. Among other things, the Compensation Committee is responsible for:
•
evaluating human resources and compensation strategies;

•
reviews and approves objectives relevant to executive officer compensation;

•
evaluating performance and recommends the compensation of the Chief Executive Officer in accordance with those objectives;

•
approving any changes to non-equity-based benefit plans involving a material financial commitment;

•
recommending to the Board of Directors compensation for directors;

•
preparing the Compensation Committee report required by SEC to be included in our annual report, if any; and

•
evaluating performance in relation to the Compensation Committee charter.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the NASDAQ for Compensation Committees. The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis. The Compensation Committee met once during 2021.
Corporate Governance and Nominating Committee.   The CGN Committee operates under a formal written charter adopted by the Board of Directors. The CGN Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the CGN Committee will be responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. Among other things, the CGN Committee is responsible for:
•
identifying individuals qualified to be directors consistent with the criteria approved by the Board of Directors and recommending director nominees to the full Board of Directors;

•
recommending the appropriate size of the Board of Directors;

•
reviewing nominations submitted by shareholders that comply with the requirements of the Company’s Charter and Bylaws;

•
reviewing proposals submitted by shareholders for business to be conducted at annual meetings of shareholders;

•
annually recommending committee assignments and committee chairs on all committees of the Board of Directors;

•
establishing procedures for the regular ongoing reporting by board members of any developments that may affect his or her qualifications or independence as a director and making recommendations as deemed appropriate; and

•
taking a leadership role in shaping the corporate governance of our organization.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s Bylaws, nominations for directors by shareholders must be made in writing and delivered to the President of the Company at the Company’s principal executive offices by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors, or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s Bylaws. This description is a summary of our nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply fully with the procedures set forth in the Company’s Charter and Bylaws.
The CGN Committee charter sets forth certain criteria the CGN Committee shall consider identifying and recommending individuals for nomination to the Board of Directors. In identifying candidates for membership to the Board of Directors, the CGN Committee shall take into account all factors it considers appropriate in order for the Company to achieve its strategic business objections and regulatory obligations, which may include, but not be limited to:
•
ensuring that the Board of Directors, as a whole, is diverse (including, without discrimination, diversity of race, gender, religion, sexual orientation, ethnicity, education, disability and age) by considering:

◦
individuals with various and relevant business and occupational experience, specialized knowledge or skills (such as an understanding of banking, marketing, finance, regulation and public policy);

◦
industry knowledge and experience;

◦
financial expertise (including expertise that may qualify a director as an “audit committee financial expert”); and

◦
level of commitment to the Company’s communities and shared values.

•
minimum individual qualifications, including:

◦
strength of character;

◦
integrity and reputation;

◦
independence;

◦
leadership;

◦
mature judgment;

◦
familiarity with our business and industry;

◦
willingness to commit the necessary time required for board and committee membership; and

◦
independence of thought.

While the CGN Committee has not adopted a formal diversity policy with regard to the selection of director nominees, as set forth above, diversity is one of the factors that the CGN Committee considers in identifying nominees for director. The CGN Committee may also consider a candidate’s other directorships and commitments (including charitable obligations), tenure on the Board of Directors, attendance at Board and Committee meetings, stock ownership, his or her ability to work collegially and the extent to which the candidate would fill a present need on the Board of Directors. An overriding principle is that all appointments to the Board of Directors shall be based upon merit and suitability of the candidate to the particular role being filled.
The CGN Committee is composed solely of members who satisfy the applicable independence requirements of the NASDAQ for nominating committees. The CGN Committee is scheduled to meet at least once a year and on an as-needed basis. The CGN Committee met one time during 2021.
Committee Charters.   The charters of the Audit, Compensation, and CGN Committees are posted on our website at www.unitedbusinessbank.com under “About Us — Investor Information.”
Code of Ethics
We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions, and to all of our other employees as well as our directors. You may obtain a copy of the code of business conduct and ethics free of charge by writing to the Corporate Secretary of BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596, or by calling 925-476-1800. In addition, the Code of Business Conduct and Ethics is available on our website at www.unitedbusinessbank.com under “About Us — Investor Information.”
Communications with Directors
Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Lloyd Kendall, Jr., Chairman of the Board of the Company, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596.
Attendance Policy at Annual Meetings
Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings. All of the Company’s directors were in attendance at last year’s annual shareholder meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table
The “named executive officers” of BayCom are George J. Guarini, our Chief Executive Officer, Janet L. King, our Senior Executive Vice President and Chief Operating Officer and Keary L. Colwell, our Senior Executive Vice President, Chief Financial Officer and Corporate Secretary, as of December 31, 2021. The following table presents compensation awarded in the year ended December 31, 2021 and 2020 to our named executive officers or paid to or accrued for those executive officers for services rendered during those periods.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
George J. Guarini President and Chief Executive Officer	2021	$668,825	—	$162,500	$539,113	$456,162	$1,826,600
	2020	650,000	—	594,798	538,652	442,911	2,226,361
Janet L. King Senior Executive Vice President and Chief Operating Officer	2021	$385,861	—	$56,250	$266,749	$126,816	$835,676
	2020	375,000	—	178,065	266,366	123,703	943,134
Keary L. Colwell Senior Executive Vice President, Chief Financial Officer and Corporate Secretary	2021	$385,861	—	$56,250	$266,749	$126,375	$835,235
	2020	375,000	—	178,065	266,366	120,631	940,062

(1)
The amounts in this column are calculated using the grant date fair value of the award under ASC Topic No. 718, Compensation-Stock Compensation, based on the number of restricted shares awarded and the grant date fair value of the Common Stock on the date the award was made. The assumptions used in the calculations of the grant date fair value amounts are included in Note 18 of the Notes to Consolidated Financial Statements contained in “Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K for the year ended December 31, 2021. For additional information regarding the restricted stock awards to the named executive officers, see “— Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell” and “— Equity Incentive Plans” below.

(2)
For additional information, see “— Annual Bonus” below.

(3)
The amounts represented for the year ended December 31, 2021, consist of the following:

Name	401(k) Matching Contribution	Automobile	Salary Continuation Plan	Other(a)	Total
George J. Guarini	$11,400	$9,600	$421,975	$13,187	$456,162
Janet L. King	11,400	9,600	104,014	1,802	126,816
Keary L. Colwell	11,400	8,631	104,014	2,330	126,375

(a)
Consists of country club dues of $5,460 for Mr. Guarini with the balance representing split dollar life insurance premiums paid on behalf of the executives.

Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell
Effective March 5, 2021, the Company and its wholly owned subsidiary, United Business Bank, entered into amended and restated employment agreements with each of the following executive officers: (1) George Guarini, the President and Chief Executive Officer of the Company and the Bank, (2) Janet King, the Senior Executive Vice President and Chief Operating officer of the Company and the Bank, and (3) Keary

Colwell, the Senior Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank. The term of each agreement will automatically extend for an additional year on each annual anniversary date of the agreements, unless either party gives notice that the extensions will cease.
Each employment agreement provides for, among other things, a minimum annual base salary of $669,500 for Mr. Guarini and $386,250 for each of Ms. King and Ms. Colwell (subject to adjustments as may be determined by our Board of Directors), incentive bonuses, an $800 monthly automobile allowance and group insurance benefits, as well as a group life insurance benefit payable to the executive’s designated beneficiary in an amount equal to the executive’s then-current annual base salary and participation in any retirement, profit-sharing, salary deferral, medical expense reimbursement and other similar plans we may establish for our employees. Each agreement generally provides for indemnification of the executive to the maximum extent permitted by law and applicable regulations for any expenses incurred by the executive, and for any judgments, awards, fines or penalties imposed against the executive, in any proceeding relating to the executive’s actions (or our actions) while an agent of ours. Each agreement also provides for the advancement of expenses to the executive and coverage under a director and officer liability insurance policy.
Each employment agreement also provides for an annual restricted stock grant (“Annual Award”) in the first quarter of each year for a number of shares of Common Stock equal to 25% (15% for Ms. King and Ms. Colwell in 2021, with the grants for Ms. King and Ms. Colwell to increase to 20% in 2022 and to 25% in 2023 and each subsequent year) of the executive’s base salary as of the end of the preceding calendar year, divided by the fair market value of our Common Stock as of the date of grant. These annual grants will vest at the rate of 20% per year over a five-year period, with the initial vesting occurring on the one-year anniversary of the date of grant. The Company approved Annual Awards for 2021, for Mr. Guarini, Ms. King and Ms. Colwell of 10,712 shares, 3,708 shares and 3,708 shares of Common Stock, respectively.
The employment agreements provide that the Annual Awards and any other equity awards will become fully vested upon either (1) a termination of the executive’s employment due to death or disability or by the Bank without cause, (2) a change in control as defined in our 2017 Omnibus Equity Incentive Plan (or any applicable subsequent plan) if no replacement award (as defined in the employment agreements) is provided to the executive, or (3) the executive terminates his or her employment for “good reason” as defined below.
Each agreement provides that if, within one year following a change in control, the executive’s employment is terminated without cause or the executive terminates his or her employment for “good reason,” then the executive will be entitled to a lump sum cash severance payment. The severance pay in connection with a change in control would be equal to three times the sum of (a) the executive’s then-current annual base salary, (b) any incentive bonus paid to the executive with respect to the preceding year, and (c) the grant date value of the executive’s Annual Award for the year in which the termination occurs or, if the termination occurs before the Annual Award is made for such year, the grant date value of the Annual Award for the immediately preceding calendar year. In addition, if we terminate the agreement without cause prior to a change in control, the Bank will (1) pay the aggregate amount in the preceding sentence over 24 months (12 months for Ms. King and Ms. Colwell) in equal monthly installments, and (2) for a period of 24 months continue to provide the executive with health insurance benefits on the same terms as when the executive was employed by us. The term “good reason” means any of the following: (1) a material permanent reduction in the executive’s total compensation or benefits; (2) a material permanent reduction in the executive’s title or responsibilities; or (3) a relocation of the executive’s principal office so that his or her commute distance is increased by more than 40 miles from Walnut Creek, California.
Each employment agreement provides that if the severance payments and benefits to be made thereunder, together with other change in control payments or benefits to the executive, would be deemed to be “parachute payments” under Section 280G of the Internal Revenue Code, then the severance under the employment agreements will be reduced by the minimum amount necessary to result in no portion of the change in control payments and benefits being deemed a parachute payment if doing so would result in a greater net after-tax benefit to the executive. If the executive’s change in control payments and benefits are deemed to be parachute payments and are not reduced, then the executive will be required to pay a 20% excise tax on the amount of his parachute payments in excess of one times the executive’s average taxable income for the preceding five calendar years, and such excess will not be deductible by the Company or the Bank for federal income tax purposes.
Each of the employment agreements also contains (i) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and for a period one year following termination of employment, and (ii) a client and employee non-solicit for a period of one year following termination of employment.
Annual Bonus
Our named executive officers participate in an annual incentive bonus program, which we refer to as the “Annual Bonus Plan,” which provides for annual cash bonuses to designated senior managers, including all of the named executive officers, upon the achievement of performance goals established by the Board of Directors. The purpose of the Annual Bonus Plan is to provide an incentive for achieving defined target performance goals based on our annual business and profit plan, which we refer to as the “Performance Plan.” The target performance goals in the Performance Plan typically include, but are not limited to, objectives regarding earnings, loan and deposit growth, credit quality, operating efficiency, strategic initiatives and regulatory examinations, and are established annually. Under the Annual Bonus Plan, our named executive officers may earn an annual cash bonus up to a maximum of 150% of his or her target annual incentive award, or may earn no bonus at all if the Company’s actual performance is less than 75% of the target performance goal. The Board of Directors, in its sole discretion, may increase or decrease the actual award earned by an executive under the Annual Bonus Plan. Executives must be employed on the date of payment in order to receive payment of an earned award.
In 2021, target annual incentive awards under the Annual Bonus Plan for our named executive officers were 70% of base salary for Mr. Guarini and 60% of base salary for Ms. King and Ms. Colwell, with each executive earning 115% of their target annual incentive award in 2021. No adjustments up or down were made by the Bank’s Board of Directors to the 2021 annual cash incentives earned by the named executive officers. The annual cash incentives awarded for 2021 performance are reflected under the “Non-equity incentive plan compensation” column in the Summary Compensation Table above.
Equity Incentive Plans
In 2017, we adopted, and the shareholders of the Company approved, the BayCom Corp 2017 Omnibus Equity Incentive Plan (which we refer to as the 2017 Plan and which was amended and restated effective as of February 22, 2018) in which our employees, executive officers and/or directors and consultants may participate. The 2017 Plan replaced our 2014 Omnibus Equity Incentive Plan (which we refer to as the 2014 Plan), and no further awards are being made under the 2014 Plan. All awards outstanding under the 2014 Plan remain outstanding in accordance with their terms and continue to be governed solely by the terms of the 2014 Plan and the documents evidencing such award.
The 2017 Plan provides for the issuance of up to 450,000 shares of Common Stock pursuant to awards of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock and stock unit awards, and other forms of equity or cash compensation. As December 31, 2021, 117,322 shares remain available for award under the 2017 Plan. The maximum aggregate award that may be granted to any individual participant under the 2017 Plan for any fiscal year is limited to the lesser of 50,000 shares of Common Stock or a fair market value of $2,000,000, provided, however, that no individual director of the Company may be awarded more than 25,000 shares of Common Stock during a fiscal year. No awards may be granted under the 2017 Plan after October 17, 2027, ten years from the date of board approval of the 2017 Plan, subject to earlier termination.
The 2017 Plan is administered by the compensation committee of the Board of Directors of the Company. The Compensation Committee may, in its discretion, at the time an award is made under the 2017 Plan or at any time prior to, coincident with or after the time of a Change of Control (as defined below), subject to certain limitations, provide for the acceleration of any time periods relating to the exercise or vesting of an award; (b) provide for the purchase of an award, upon the participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise or vesting of the award had the award been currently exercisable or payable; (c) make adjustments to an award as the Compensation Committee deems appropriate to reflect the Change of Control; or (d) use its best efforts to cause an award to be assumed, or new rights substituted therefore, by the surviving corporation in the Change of Control. Generally, where possible the Compensation Committee shall seek to cause the assumption of outstanding awards in the event of a Change of Control, as provided in the foregoing clause (d), except that the employment agreements with Mr. Guarini, Ms. King and Ms. Colwell provide for accelerated vesting of their restricted stock awards upon a Change of Control.
For purposes of the 2017 Plan, a “Change of Control” generally shall be deemed to occur if: (a) any person is or becomes the beneficial owner, directly or indirectly, in a transaction or series of transactions, of securities of BayCom representing more than 50% of the voting power of BayCom’s voting capital stock (the “Voting Stock”); (b) the consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of BayCom; or (c) a majority of the BayCom Board of Directors is replaced in any twelve (12) month period by individuals whose appointment or election is not endorsed by a majority of the members of the BayCom Board of Directors prior to the date of the appointment or election; or (d) an event occurs that we would need to report as a change of control under the federal securities laws.
For information relating to the equity awards granted to Mr. Guarini, Ms. King and Ms. Colwell under the 2017 Plan during 2021, see “Employment Agreements with Mr. Guarini, Ms. King and Ms. Colwell” above.
Other Savings, Retirement and Benefit Plans
Executive Supplemental Retirement Agreements.   Effective January 1, 2014, the Bank entered into an executive supplemental retirement agreement with George J. Guarini, its President and Chief Executive Officer, and effective July 1, 2017 the Bank entered into similar agreements with Janet King, its Senior Executive Vice President and Chief Operating Officer and with Keary Colwell, its Senior Executive Vice President, Chief Financial Officer and Corporate Secretary. Each of the agreements were amended and restated effective as of February 22, 2018.
The agreements provide that the executives will receive supplemental retirement benefits for a period of 15 years, with the retirement benefits to be based upon each executive’s vested accrued liability balance. The Bank makes annual contributions to each executive’s account based on the extent to which the performance goals under the Performance Plan are achieved each year, with a minimum contribution of 6.19% (2.75% for Ms. King and Ms. Colwell) of the executive’s base salary if the overall performance is at 75% of target with a maximum contribution of 61.36% (27.27% for Ms. King and Ms. Colwell) of the executive’s base salary if the overall performance is at 125% of target. If overall performance is at the target level, the annual contribution is equal to 45.0% (20.0% for Ms. King and Ms. Colwell) of the executive’s base salary. No annual contribution is made if the overall performance is below 75% of target. The performance goals under the Performance Plan are subject to change each year. Each executive’s account balance is credited with interest each year based on the average Citigroup Pension Liability Index for the applicable year (the “applicable interest rate”).
Mr. Guarini is currently 80% vested in his account balance, with the vesting percentage increasing by 10% in October of each year until he becomes 100% vested in 2023. Ms. King and Ms. Colwell are currently 50% vested in their account balances, with their vesting percentages increasing by 10% each year until they become 100% vested in 2027. Mr. Guarini’s annual contributions will be made for each year through calendar 2023, with no contributions to be made for his service in any subsequent year. If an executive has a separation from service for any reason other than cause or disability and prior to a change in control (as defined in the agreements), then the executive’s vested account balance shall be used to calculate an annuity payable on a monthly basis for 180 months by applying the applicable interest rate. If the executive’s employment is involuntarily terminated by the Bank other than for cause, then the executive shall be deemed 100% vested in his or her account balance. In addition, if Mr. Guarini’s separation from service occurs after October 6 of any given year (October 1 for Ms. King and Ms. Colwell), his or her account balance will be credited with the contribution that would have been made for such year as if his or her separation from service had occurred on December 31 of such year. If the executive’s employment is terminated for cause, then the executive shall forfeit all rights and benefits under his or her supplemental compensation agreement.
If a change in control occurs on or before December 31, 2023 in the case of Mr. Guarini, or December 31, 2026 in the case of Ms. King and Ms. Colwell, then the executive’s account shall be credited with the projected annual contributions that would have been made through December 31, 2023 (December 31, 2026 for Ms. King and Ms. Colwell) based on the Bank’s average performance level for the three preceding years, together with earnings at the applicable interest rate through the end of 2023 (2026 for Ms. King and Ms. Colwell). In addition, each executive shall be deemed to be 100% vested in his or her account balance. Each executive’s account balance as adjusted will then be used to calculate an annuity payable on a monthly basis for 180 months by applying the applicable interest rate, with the monthly payments to commence on the first day of the fourth month following the executive’s separation from service (subject to delay until the seventh month following separation from service if the executive is a specified employee as defined under Section 409A of the Code at the time of separation). If the change in control benefits, either alone or together with other payment, the executive has the right to receive, constitute excess parachute payments under Section 280G of the Code, then the executive will pay the applicable excise taxes and the Bank (or its successor) will lose the corporate tax deduction on the excess parachute payments. The agreements also provide that the executives may require the Bank to establish and fund a trust in the event of a change in control to fund the change in control benefits payable to the executives.
The supplemental compensation agreements also provide for disability benefits, which are calculated in a manner similar to the change in control benefits if the disability occurs on or before December 31, 2023 (December 31, 2026 for Ms. King and Ms. Colwell). If the executive dies while still employed and prior to a change in control or becoming disabled, then all rights and benefits under his or her supplemental compensation agreement shall be forfeited, and the executive’s beneficiaries shall only be entitled to receive the death benefits payable under Bank-owned life insurance covering the executive to the extent applicable.
The supplemental compensation agreements provide that each executive cannot compete against the Bank by serving in any capacity with another Federal Deposit Insurance Corporation insured financial institution located within a 40-mile radius of any deposit taking office of the Bank for a period of three years following the executive’s separation from service.
The expense recognized for the year ended December 31, 2021 with respect to each named executive officer under their respective salary continuation agreement is reflected under “All Other Compensation” in the Summary Compensation Table above.
Split Dollar Life Insurance Benefits.   The Bank has purchased life insurance policies on Mr. Guarini, Ms. King and Ms. Colwell and has entered into a Joint Beneficiary Agreement with each of the executives. Mr. Guarini’s agreement was effective January 1, 2014, and Ms. King’s and Ms. Colwell’s agreements were effective April 17, 2018. These agreements provide certain death benefits to the executive’s beneficiaries upon his or her death. Under these agreements, if the executive is employed by the Bank at the time of his or her death, the executive’s beneficiaries will be entitled to receive an amount equal to the lesser of (i) $1.5 million or (ii) 50% of the amount by which the total proceeds of the policy(ies) exceed the cash value of the policy(ies). In the event the executive is not employed by the Bank for any reason other than death, then neither the executive nor the executive’s beneficiaries shall be entitled to receive any amount of the insurance proceeds. These agreements provide that the Bank owns and pays the premiums on the insurance policy(ies). The executive may request an accelerated payment of a portion of the eligible death benefit available under his or her insurance policy(ies) in the case of an unforeseeable emergency. To obtain an unforeseeable emergency withdrawal, an executive must meet the requirements of Section 409A of the Code. The total premiums paid on the policies covered by the executives’ Joint Beneficiary Agreements with the Bank are included in the Summary Compensation Table under the column “All Other Compensation.” As of December 31, 2021, the survivor’s benefit under the agreements for the named beneficiaries was $1.4 million for both Mr. Guarini and Ms. Colwell and $1.5 million for Ms. King.
401(k) Profit Sharing Plan.   We maintain a 401(k) Profit Sharing Plan (the “401(k) Plan”), which is a tax-qualified defined contribution savings plan for all of our eligible employees, including each of our named executive officers. Under the 401(k) Plan, each participating employee with a minimum service requirement is permitted to contribute to the 401(k) Plan through payroll deductions (the “salary deferral contributions”) up to the maximum amount allowable by law, thereby deferring taxes on all or a portion of these amounts. We match 100% of the first 3% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan and 50% of the next 2% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan. We may also make a discretionary matching and profit-sharing contributions to the 401(k) Plan on behalf of the employee in such amounts as may be determined by our Board of Directors. Any employer matching or profit-sharing contribution vests 100% after a participant has completed three years of service, provided that any such contribution which has not yet vested will vest upon the participant’s attainment of age 65 or upon the participant’s death or permanent disability. We may also make additional special contributions to the 401(k) Plan, which vest immediately. Participants are entitled to receive their salary deferral contributions and vested benefits under the 401(k) Plan upon termination of employment, retirement, death or disability. Participants have the right to self-direct all of their salary deferral contributions. The matching contributions made by the Bank for the year ended December 31, 2021 on behalf of the named executive officers are reflected under “All Other Compensation” in the Summary Compensation Table above.
Other benefits.   We currently provide health benefits to our employees, including hospitalization and comprehensive medical benefits, dental insurance, life and short-term and long-term disability insurance, subject to certain deductibles and copayments by employees. These plans are generally available to all our salaried employees and do not discriminate in scope, terms or operation in favor of our executive officers or directors.
Outstanding Equity Awards at December 31, 2021
The following table sets forth information regarding outstanding restricted stock awards, which were the only type of equity awards held by each named executive officer at December 31, 2021.
Name	Stock Awards
	Number of Unvested Shares	Market Value of Unvested Shares(1)	Vesting Date
George J. Guarini	4,929	$92,468	1/1/2022
	2,549	47,819	1/2/2022
	29,763	558,354	5/8/2022
	3,415	64,065	1/1/2023
	2,549	47,819	1/2/2023
	19,906	373,437	5/8/2023
	2,142	40,184	1/1/2024
	2,549	47,819	1/2/2024
	2,142	40,184	1/1/2025
	1,438	26,977	1/2/2025
	2,142	40,184	1/2/2026
Total	73,524	$1,379,310
Janet L. King	1,949	$36,563	1/1/2022
	977	18,329	1/2/2022
	8,117	152,275	5/8/2022
	1,293	24,257	1/1/2023
	977	18,329	1/2/2023
	5,429	101,848	5/8/2023
	742	13,920	1/1/2024
	977	18,328	1/2/2024
	741	13,901	1/1/2025
	497	9,324	1/2/2025
	741	13,901	0/1/2026
Total	22,440	$420,975

Name	Stock Awards
	Number of Unvested Shares	Market Value of Unvested Shares(1)	Vesting Date
Keary L. Colwell	1,949	$36,563	1/1/2022
	977	18,329	1/2/2022
	8,117	152,275	5/8/2022
	1,293	24,257	1/1/2023
	977	18,329	1/2/2023
	5,429	101,848	5/8/2023
	742	13,920	1/1/2024
	977	18,328	1/2/2024
	741	13,901	1/1/2025
	497	9,324	1/2/2025
	741	13,901	0/1/2026
Total	22,440	$420,975

(1)
Based on the $18.76 closing price of a share of our Common Stock as quoted on The NASDAQ Stock Market on December 31, 2021. Totals may not foot due to rounding.

DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or awarded to each of the Company’s non-employee directors during 2021. All compensation paid to non-employee directors is for their service on both the BayCom Board of Directors and the Bank Board of Directors. During 2021, all of the Company’s non-employee directors served on both the BayCom Board of Directors and the Bank Board of Directors, except for Mr. Davis, who was not a director of the Bank
Name	Free Earned or Paid in Cash	Stock Awards(1)	Total Compensation
Lloyd W. Kendall, Jr	$63,300	$24,008	$87,308
James S. Camp	25,000	24,008	49,008
Harpreet S. Chaudhary	50,300	24,008	74,308
Rocco Davis(2)	8,000	5,993	13,993
Malcolm F. Hotchkiss(3)	30,000	24,008	54,008
Robert G. Laverne, MD	29,500	24,008	53,508
Syvia L. Magid	24,000	24,008	48,008
David M. Spatz(4)	35,800	24,008	59,808

(1)
Amounts reported in this column represent the aggregate grant date fair value of the stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). The grant date fair value amount is based on the per share closing price of our Common Stock on the date the award was made. The aggregate number of restricted stock awards held by each director in the table above as of December 31, 2021, is as follows: Mr. Kendall — 1,322 shares; Mr. Camp — 1,322 shares; Mr. Chaudhary — 1,322 shares; Mr. Davis — 330 shares; Mr. Hotchkiss — 1,322 shares; Mr. Laverne — 1,322 shares; Ms. Magid — 1,322 shares; and Mr. Spatz — 1,322 shares.

(2)
Mr. Davis serves on the BayCom Board only.

(3)
Mr. Hotchkiss is retiring from the Board of Directors effective June 21, 2022, the date of the annual meeting of shareholders.

(4)
Mr. Spatz retired from the Board of Directors effective April 9, 2022.

BayCom Director Compensation Program
During 2021, our director compensation program provided the following compensation for non-employee members of our Board of Directors:
•
A quarterly cash retainer of $2,000 for service on the BayCom Board of Directors, provided that directors who also serve on the Bank Board of Directors only receive fees at the Bank level;

•
A monthly cash retainer of $2,000 for service on the Bank Board of Directors;

•
An additional monthly cash retainer of $2,000 for the Chairman of the Bank Board;

•
A monthly cash retainer of $800 for service on the Loan Committee;

•
A quarterly cash retainer of $250 for service on the HR/Compensation Committee; and

•
An additional quarterly cash retainer of $500 for the Chairman of the HR/Compensation Committee.

We also reimburse all directors for reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of their duties as directors. We also pay the premiums on directors’ and officers’ liability insurance.
Restricted stock awards were granted to our non-employee directors on July 1, 2021 in the following amounts: Kendall, Camp, Chaudhary, Hotchkiss, Laverne, Magid and Spatz — 1,322 shares each; and Davis — 330 shares. These awards vest one-year following the date of grant. Mr. Spatz’s restricted stock award was forfeited upon his resignation. The vesting of Mr. Hotchkiss’ restricted stock award, which was scheduled to vest on July 1, 2022, was accelerated by the Board of Directors in accordance with the terms of the 2017 Plan and will vest on June 21, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related party transactions.”
In the ordinary course of our business, we have engaged and expect to continue engaging through the Bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features to us. All loans that the Bank makes to directors and executive officers are subject to regulations of the Bank’s primary regulators restricting loans and other transactions with affiliated persons of the Bank. Loans to all directors and executive officers and their associates totaled $33.6 million and $16.0 million at December 31, 2021 and 2020, which was 15.0% and 6.3% of our consolidated total shareholders’ equity at those dates, respectively. Deposits with all directors and executive officers and their associates totaled $39.8 million and $56.1 million at December 31, 2021 and 2020, respectively.
During 2021 and 2020, there were no related party transactions between the Company and any of its directors, executive officers and/or their related interests, except for the loans and deposits discussed above.

PROPOSAL II. RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Moss Adams LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2022. Representatives of Moss Adams LLP have been invited to be present at the Annual Meeting, and we expect that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Shareholder ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of Moss Adams LLP to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
Audit Committee Pre-Approval Policy
Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.
Principal Accountant Fees and Services
The aggregate fees billed to the Company by Moss Adams LLP and its affiliates for the fiscal years ended December 31, 2021 and 2020 were as follows:
	Year Ended December 31,
	2021	2020
Audit Fees	$468,000	$478,000
Audit-related Fees	44,000	147,000
Tax Fees	—	—
All Other Fees	—	—
Total	$512,000	$625,000
“Audit Fees” for 2021 and 2020 were comprised of professional services rendered in connection with the audit of the Company’s annual financial statements and for the required review of financial information included in the Company’s Quarterly Reports on Form 10-Q and in statutory and regulatory filings.
“Audit-related Fees” primarily were for professional services rendered in connection with the Company’s Registration Statement on Form S-4 filed with the SEC in 2021 and professional services rendered in connection with the Company’s Registration Statement on Form S-3 filed with the SEC in 2020, including services related to consents, comfort letter and bring down letters in connection with the Company’s subordinated debt offering.

No fees were billed by Moss Adams LLP for professional services rendered for services or products other than those listed above for 2021 and 2020. The Audit Committee has determined that the services provided by Moss Adams LLP as set forth herein are compatible with maintaining Moss Adams LLP’s independence.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting materials” or to be filed with the SEC, nor shall said information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding the incorporation by reference of this proxy statement into any such filing.
The Audit Committee has reviewed and discussed the audited financial statements of BayCom Corp for the fiscal year ended December 31, 2021, with management. The Audit Committee has discussed with Moss Adams LLP our independent registered public accounting firm for the year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Moss Adams LLP its independence.
Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The foregoing report is furnished by the Audit Committee of the Board of Directors:
Lloyd W. Kendall, Jr.Harpreet S. Chaudhary (Chair)Malcolm F. HotchkissRobert G. Laverne, MD

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the next annual meeting of shareholders, any shareholder proposal for that meeting must be received by the Company’s Corporate Secretary at BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596 by January 12, 2023. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether included in the Company’s proxy materials), our Charter and Bylaws and California law.
Our Bylaws contain additional notification requirements for shareholder proposals, regardless of whether they are submitted for inclusion in our proxy materials. In order to be considered for presentation at the next annual meeting, written notice of a shareholder proposal containing the information specified in Section 2.4 of our Bylaws must be delivered to or mailed and received at Company’s principal executive offices, not more than 60 days prior to the annual meeting nor more than 10 days after the date of the notice of such meeting is sent to shareholders; provided, however that if less than 10 days’ notice of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the President of the Company no later than the time fixed in the notice of the annual meeting for the opening of such meeting.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 (“Form 10-K”) filed with the SEC (excluding exhibits). We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements. Although the Annual Report is being provided to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference. To request a copy of the Form 10-K with exhibits, call or write to: BayCom Corp, 500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA 94596, Attention: Agnes Chiu, Shareholder Relations; telephone number (925) 476-1843. Alternatively, copies of these documents may be obtained from our website, www.unitedbusinessbank.com, by clicking the “About Us” link and then the “Investor Relations” link.

OTHER MATTER

We are not aware of any business to come before the Annual Meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

PACIFIC STOCK TRANSFER COMPANY C/O BAYCOM CORP6725 VIA AUSTI PKWY, SUITE 300 LAS VEGAS, NV 89119 Proxy for: TEST ISSUE REF 1999 REGMeeting date: June 21, 2022, 2:30 p.m. Pacific Time Voting InstructionsVOTE BY INTERNEThttps://ipst.pacificstocktransfer.com/pxloginUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Pacific Time on June 20, 2022, the day before the annual meeting date.Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Please refer to the proxy control number below.VOTE BY MAILMark, sign and date your proxy card and return it in the envelope we have provided or return it to Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. * SPECIMEN *1 MAIN STREETANYWHERE PA 99999-9999 CONTROL ID:(For Internet Voting)PROXY #:99(For Mail In Voting)PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. YOU DO NOT NEED TO COMPLETE AND RETURN THIS PROXY IF YOU VOTE BY THE INTERNET.A.Voting ItemsThe Board of Directors recommends a vote FOR each of the proposals listed below.1.Election of Directors (If you elect cumulative voting for directors do NOT mark the "for" or "withhold" boxes below.)Shares Voted For Nominee (Cumulative Voting Use Only*) James S. Camp Harpreet S. Chaudhary Keary L. Colwell Rocco DavisGeorge J. GuariniLloyd W. Kendall, Jr. Janet L. KingRobert G. Laverne, M.D. Syvia L. MagidFor Withhold For Withhold For Withhold For Withhold For Withhold For Withhold For Withhold For Withhold For Withhold 2.Ratification of the appointment of auditors, Moss Adams, LLP for the fiscal year ending December 31, 2022. ForAgainstAbstain *Cumulative voting instructions: California law and BayCom’s Bylaws provide forcumulative voting for directors. This means that each share held entitles the holder to cast a number of votes equaling the number of directors to be elected. The number of directors to be elected is nine (9). Thus, if a shareholder owns 100 shares, he or she may cast up to 900 votes. A shareholder may cast all of his or her votes for one candidate or distribute such votes among as many candidates as he or she deems appropriate. Proxy #:99Shares: 90.00

PROXY FOR: TEST ISSUE REF 1999 REG2 MAIN STREETANYWHERE PA 99999-9999Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at: www.annualgeneralmeetings.com/BayComHow to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1)BY INTERNET: www.annualgeneralmeetings.com/BayCom2)BY E-MAIL*: info@pacificstocktransfer.com 3) BY TELEPHONE: 1-800-785-7782*If requesting materials by e-mail, please put "BayCom Corp. Annual Meeting" in the subject line.Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 7, 2022 to facilitate timely delivery.REVOCABLE PROXY BAYCOM CORPANNUAL MEETING OF SHAREHOLDERS JUNE 21, 2022THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BAYCOM CORPThe shareholder(s) of BayCom Corp (“BayCom”) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 12, 2022, and hereby appoint(s) George J. Guarini and Keary L. Colwell, or either of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of BayCom that the shareholder(s) is/are entitled to vote at the Annual Meetingto be held in the Board Room of BayCom located at 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, on Tuesday, June 21, 2022, at 2:30 p.m. Pacific Time, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted “FOR” the election of the nominees listed on the reverse side for the Board of Directors and “FOR” proposal 2. Should a nominee be unable to serve as a director, an event that we do not anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by BayCom’s Board of Directors. If any other business is properly presented at the Annual Meeting, this proxy will be voted by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.Should the shareholder(s) be present and elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of BayCom at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of BayCom at the address set forth on the Notice of Annual Meeting of Shareholders, by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.B.Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give the full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person.Signatures and Date:I plan to attend the meeting on 6/21/22If voting by mail, you must complete Sections A & B and mail in the provided envelope. You may instead vote by the Internet by following the instructions on the reverse side.